Exhibit 99.1

iAnthus Announces Results from Annual General Meeting

NEW YORK, NY and TORONTO, ON – June 25, 2026 – iAnthus Capital Holdings, Inc. (“iAnthus” or the “Company”) (CSE: IAN, OTCID: ITHUF), which owns, operates and partners with regulated cannabis operations across the United States, is pleased to report the results for the Annual General Meeting of Shareholders of iAnthus held on Thursday, June 25, 2026 at 12:00 p.m. (Eastern Time).

All matters put forward before the iAnthus shareholders (the "Shareholders") for consideration and approval as set out in the Proxy Statement dated May 8, 2026, were approved by the Shareholders. Specifically, the Shareholders: (i) approved the election of Scott Cohen, Kenneth W. Gilbert, Michelle Mathews-Spradlin, Richard Proud and Alexander Shoghi as directors of the Company; and (ii) approved the appointment of PKF O'Connor Davies, LLP as auditors of the Company.

About iAnthus

iAnthus is a vertically integrated cannabis company on a mission to build premium brands through a network of cultivation, production, and retail operations across the United States. Backed by a leadership team with deep expertise in cultivation, operations, and capital markets, the company strategically leverages acquisition-driven growth and access to capital to create long-term competitive advantage. iAnthus’ brand portfolio includes: MPX, Anthologie, Black Label, Cheetah, Frūtful, Last Resort, Moodz, Sunshine State, and The Vault. For more information, visit www.iAnthus.com.

Forward Looking Statements

Statements in this news release may contain forward-looking statements. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in the Company's reports that it files from time to time with the Securities and Exchange Commission (“SEC”) and the Canadian securities regulators which you should review including, but not limited to, the Company's Annual Report on Form 10-K filed with the SEC. When used in this news release, words such as “will,” “could,” “plan,” “estimate,” “expect,” “intend,” “may,” “potential,” “believe, “should” and similar expressions, are forward-looking statements. Forward-looking statements may include, without limitation, statements relating to the Company's financial performance, business development and results of operations.

These forward-looking statements should not be relied upon as predictions of future events, and the Company cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by the Company or any other person that it will achieve its objectives and plans in any specified timeframe, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this news release or to reflect the occurrence of unanticipated events, except as required by law

Neither the Canadian Securities Exchange nor the SEC has reviewed, approved or disapproved the content of this news release.

Contact Information

Corporate/Media/Investors:

Jason Ware, Chief Financial Officer

iAnthus Capital Holdings, Inc.

1-646-518-9418

investors@ianthuscapital.com